EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Allyn P. Hebner, Chief Financial Officer of Motricity, Inc. (the “Registrant”), hereby certifies that, to the best of his knowledge:

1.	The Registrant’s annual report on Form 10-K for the year ended December 31, 2010, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 28, 2011

/s/ Allyn P. Hebner
Allyn P. Hebner
Chief Financial Officer (Principal Financial and Principal Accounting Officer)